Exhibit 99.1

GRI Bio Raises a Total of $13.9 Million in Gross Proceeds Since the Beginning of 2024
Proceeds from recent exercise of warrants estimated to extend cash runway into mid Q1 2025, including interim data readout from Phase 2a biomarker study of lead program, GRI-0621 for the treatment of Idiopathic Pulmonary Fibrosis (IPF)
Current treatment options for IPF are limited with only 2 approved drugs which have significant side-effects, limited compliance and no impact on survival
LA JOLLA, CA, Oct. 24, 2024 – GRI Bio, Inc. (NASDAQ: GRI) (“GRI Bio” or the “Company”), a biotechnology company advancing an innovative pipeline of Natural Killer T (NKT) cell modulators for the treatment of inflammatory, fibrotic and autoimmune diseases, today announced that on October 22, 2024 it closed its previously announced transaction involving the exercise of certain existing warrants to purchase an aggregate of 762,236 shares of the Company’s common stock originally issued by GRI Bio in February 2024.
The gross proceeds to the Company from the exercise of warrants were approximately $0.8 million, prior to deducting placement agent fees and offering expenses payable by the Company. Including the gross proceeds from this offering, the Company has raised approximately $13.9 million in gross proceeds since the beginning of 2024.
H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.
The shares of common stock issued upon exercise of the existing warrants are registered pursuant to an effective registration statement on Form S-1 (File No. 333-276205).
Marc Hertz, PhD, Chief Executive Officer of GRI Bio, commented, “The proceeds from the financings we have completed since the start of this year have greatly strengthened our balance sheet and are estimated to have provided the necessary funding to advance the development of our lead program into the middle of the first quarter of 2025. With these proceeds in hand and the continued progress toward interim and topline data for our lead program, expected in the coming quarters, we believe we are well positioned to realize the full potential of GRI-0621 to provide significant benefit to IPF patients.”
In consideration for the immediate exercise of the existing warrants for cash, the Company issued new unregistered Series D-1 warrants to purchase up to an aggregate of 762,236 shares of the Company’s common stock and new unregistered Series D-2 warrants to purchase up to an aggregate of 762,236 shares of the Company’s common stock. The new Series D-1 and D-2 warrants are immediately exercisable at an exercise price of $1.00 per share. The Series D-1 warrants will have a term of five years from the issuance date and the Series D-2 warrants will have a term of eighteen months from the issuance date.
The new Series D-1 and D-2 warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock issuable upon exercise of the new warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the new warrants issued in the private placement and the shares of common stock issuable upon the exercise of the new warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.
This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About GRI Bio, Inc.
GRI Bio is a clinical-stage biopharmaceutical company focused on fundamentally changing the way inflammatory, fibrotic and autoimmune diseases are treated. GRI Bio’s therapies are designed to target the activity of NKT cells, which are key regulators earlier in the inflammatory cascade, to interrupt disease progression and restore the immune system to homeostasis. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. Type 1 invariant (iNKT) cells play a critical role in propagating the injury, inflammatory response, and fibrosis observed in inflammatory and fibrotic indications. GRI Bio’s lead program, GRI-0621, is an inhibitor of iNKT cell activity and is being developed as a novel oral therapeutic for the treatment of idiopathic pulmonary fibrosis, a serious disease with significant unmet need. The Company is also developing a pipeline of novel type 2 NKT agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI Bio has the ability to fuel a growing pipeline.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Forward-looking statements include, but are not limited to, the Company’s expectations with respect to development and commercialization of the Company’s product candidates, the timing of initiation or completion of clinical trials and availability of resulting data, potential acceleration of enrollment, the potential benefits and impact of the Company’s clinical trials and product candidates and any implication that the data or results observed in preclinical trials or earlier studies or trials will be indicative of results of later studies or clinical trials, the Company’s beliefs and expectations regarding potential stakeholder value and future financial performance, the Company’s beliefs about the timing and outcome of regulatory approvals and potential regulatory approval pathways, the Company’s expected milestones for 2024 and 2025, including the potential availability of clinical trial data, and the Company’s beliefs and expectations regarding the sufficiency of its existing cash and cash equivalents to fund its operating expenses and capital expenditure requirements and its estimated cash runway. Actual results may differ from the forward-looking statements expressed by the Company in this press release and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) market and other conditions; (2) the inability to maintain the listing of the Company’s common stock on Nasdaq and to comply with applicable listing requirements; (3) changes in applicable laws or regulations; (4) the inability of the Company to raise financing in the future; (5) the success, cost and timing of the Company’s product development activities; (6) the inability of the Company to obtain and maintain regulatory clearance or approval for its respective products, and any related restrictions and limitations of any cleared or approved product; (7) the inability of the Company to identify, in-license or acquire additional technology; (8) the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently developing; (9) the size and growth potential of the markets for the Company’s products and services, and their respective ability to serve those markets, either alone or in partnership with others; (10) the failure to achieve any milestones or receive any milestone payments under any agreements; (11) inaccuracy in the Company’s estimates regarding expenses, future revenue, capital requirements, the availability of clinical trial data, cash runway and the ability to obtain additional financing; (12) the Company’s ability to protect and enforce its intellectual property portfolio, including any newly issued patents; and (13) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 28, 2024 and subsequently filed reports. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
GRI@jtcir.com